SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 20, 2004

Date of Report

(Date of earliest event reported)

FISHER COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Fourth Avenue N., Suite 510, Seattle, Washington 98109

(Address of Principal Executive Offices, including Zip Code)

(206) 404-7000

(Registrant’s Telephone Number, Including Area Code)

100 Fourth Avenue N., Suite 440, Seattle, Washington 98109

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Note Offering

On September 20, 2004, Fisher Communications, Inc. (the “Company”) completed the offering of $150 million of 8.625% senior notes due 2014 to qualified institutional buyers pursuant to Rule 144A and Regulation S of the Securities Act of 1933 (the “Note Offering”).

The notes were issued under an indenture, dated as of September 20, 2004, with U.S. Bank National Association, as Trustee (the “Indenture”). The Indenture and form of note, which is attached as an exhibit to the Indenture, provide, among other things, that the notes will bear interest of 8.625 percent per year, payable semi-annually, and will be guaranteed by all of the Company’s current and future material domestic subsidiaries. Before September 15, 2007, the Company may redeem up to 35% of the original aggregate principal amount of the notes at a redemption price equal to 108.625% of the principal amount of note being redeemed. In addition, the Company may redeem the notes at its option at any time on or after September 15, 2009, in whole or from time to time in part, at redemption prices specified in the Indenture. The Indenture contains covenants that will, among other things and subject to a number of qualifications and exceptions, limit the Company’s ability to incur additional indebtedness, make certain asset dispositions, make investments or other restricted payments, pay dividends or make other distributions on, redeem or repurchase, capital stock, incur certain liens on assets to secure debt and enter into a merger, sale or consolidation.

In connection with the completion of the Note Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of September 20, 2004, with the initial purchaser of the notes, Wachovia Capital Markets LLC (“Wachovia”). The Registration Rights Agreement requires the Company to use its reasonable best efforts to file a registration statement with the SEC within 120 days of the date of issuance of the notes covering an offer to exchange the notes for freely tradeable notes with substantially similar terms, to cause such registration statement to become effective within 180 days of the date of issuance of the notes, to consummate the exchange offer within 210 days after the issue date of the notes and to file a shelf registration statement for the resale of the notes if the Company cannot effect an exchange offer within the required time periods.

The foregoing description of the Indenture and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this report, and the Registration Rights Agreement, which is filed as Exhibit 4.2 to this report.

The Company received approximately $144.6 million after deducting the initial purchaser’s fees and estimated offering expenses. The Company expects to use the net proceeds from the Note Offering and cash on hand to refinance its existing debt and to terminate and/or pay settlement obligations in connection with its forward sales transaction covering shares of Safeco Corporation common stock. To the extent the net proceeds of the Note Offering are insufficient to refinance the Company’s existing debt and to terminate and/or pay settlement obligations and associated costs in connection with the forward sales transaction, the Company may draw upon its new senior credit facility described below.

New Senior Credit Facility

On September 20, 2004, the Company entered into a new six-year senior credit facility with Wachovia Bank, National Association, as administrative agent, for borrowings of up to $20 million (the “Credit Agreement”). The Credit Agreement is secured by substantially all of the Company’s assets (excluding real property and its shares of Safeco Corporation common stock) and by all of the voting common stock of its direct and indirect subsidiaries. Such subsidiaries will also guarantee the Credit Agreement.

Interest on the Credit Agreement is payable at rates per annum equal to, at its option: (1) a base rate (the “Base Rate”) equal to the higher of (a) the prime rate or (b) 0.50% plus the overnight federal funds rate, plus 1.75% or (2) the London Interbank Offered Rate (“LIBOR”) plus 3.00%. The Company may also access its new credit facility through letters of credit. The Company pays certain customary fees in connection with maintenance of the Credit Agreement.

Base Rate loans under the Credit Agreement may be prepaid at any time without a premium or penalty. LIBOR loans may be prepaid prior to the end of the applicable interest period upon its reimbursement of breakage costs.

The Company’s Credit Agreement restricts its ability to:

•	incur additional indebtedness;

•	make investments including acquisitions;

•	incur liens;

•	amend or modify organizational or equity documents or amend, modify or terminate material contracts;

•	make payments to stockholders in the form of dividends, loans, advances or redemptions of stock;

•	make payments on subordinated debt and the notes and prepayments on senior debt (including the notes);

•	consolidate, merge or sell all or any substantial part of its assets;

•	change its business;

•	enter into sale leaseback transactions; and

•	enter into transactions with affiliates.

The Company is also required to maintain a senior secured debt to operating cash flow ratio of less than or equal to 1.75 to 1.0.

The Company is required to make prepayments under its Credit Agreement in certain circumstances, including:

•	if the aggregate principal amount outstanding plus its letter of credit obligations under its Credit Agreement exceed $20.0 million;

•	if it makes any asset disposition and its debt to operating cash flow ratio is more than 7.0 to 1.0;

•	if it issues debt or equity; or

•	if it recovers any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event.

The Company’s Credit Agreement includes events of default caused by (1) a default in any payment of principal of or interest on, or the observance or performance of any agreement or condition relating to, any indebtedness in a principal amount outstanding of at least $2.0 million; (2) a default in the observance or performance of any secured hedging agreement or (3) a default in the payment when due, or in the performance or observance, of any obligation of a Material Contract (as defined in the Credit Agreement) and the continuation of such default for 30 days, unless such default is being contested in good faith by it and adequate reserves in respect thereof have been established.

Events of default under the Company’s Credit Agreement also include:

•	certain violations by it under the Employee Retirement Income Security Act of 1974, as amended;

•	a change of control of Fisher Communications, Inc.;

•	the loss of a material FCC license;

•	the interruption of network programs or broadcasting for a specified period of time; and

•	other customary events of default.

An event of default under the Credit Agreement permits the lenders to accelerate (or, in certain events, triggers an automatic acceleration of) the maturity of the indebtedness under the Credit Agreement, may result in cross defaults under the Company’s other debt, including the notes, and may restrict its ability to meet its obligations under the notes. A default on the notes constitutes an event of default under the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 20, 2004, the Company completed the Note Offering and entered into the Indenture, Registration Rights Agreement and Credit Agreement, each as described in Item 1.01.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

4.1	Indenture dated September 20, 2004 between Fisher Communications, Inc., certain subsidiary guarantors and U.S. Bank National Association, as Trustee

4.2	Registration Rights Agreement dated September 20, 2004 between Fisher Communications, Inc., certain subsidiary guarantors and Wachovia Capital Markets LLC

10.1	Credit Agreement, dated September 20, 2004, among Fisher Communications, Inc., certain subsidiary guarantors, the lenders thereto and Wachovia Bank, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Dated: September 20, 2004	By	/s/ Robert Bateman Robert C. Bateman Senior Vice President Chief Financial Officer

Exhibit Index

4.1	Indenture dated September 20, 2004 between Fisher Communications, Inc., certain subsidiary guarantors and U.S. Bank National Association, as Trustee

4.2	Registration Rights Agreement dated September 20, 2004 between Fisher Communications, Inc., certain subsidiary guarantors and Wachovia Capital Markets LLC

10.1	Credit Agreement, dated September 20, 2004, among Fisher Communications, Inc., certain subsidiary guarantors, the lenders thereto and Wachovia Bank, National Association, as administrative agent.